SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

September 18, 2008
Date of Report (Date of earliest event reported)

BIOFIELD CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-27848	13-3703450
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1615 Walnut Street, 3 rd Floor
Philadelphia, PA 19102
 (Address of principal executive offices)

(215) 972-1717
(Registrant’s telephone number, including area code)

_______________________
(Former name or former address,
if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]  Written communications pursuant to Rule 425 under the Securities Act
[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.  Entry into a Material Definitive Agreement.

On September 18, 2008, the board of directors of Biofield Corp., a Delaware corporation (“Biofield”) approved the execution of an Exclusive Distribution Agreement with NeuroMed Devices, Inc., (“NeuroMed Devices”) a Nevada corporation with principal offices at Oakley, Utah and Laguna Niguel, California, USA.

Under the terms of the Exclusive Distribution Agreement, Biofield obtained exclusive worldwide distribution rights to NeuroMed Devices’s OraCalm™ (for oral herpes) and ViraCalm™ (for genital herpes) non-invasive medical devices for the treatment of oral and genital herpes.  During the three year term of the Exclusive Distribution Agreement Biofield must meet certain performance minimums in order to retain exclusivity. Biofield believes it will be able to meet these performance minimums and extend the initial term of the Exclusive Distribution Agreement prior to its expiration.

OraCalm™ and and ViraCalm™ devices employ non-invasive neuromodulation techniques.  Neuromodulation, is a noninvasive treatment modality in which a unique combination of electrical signals, frequencies and waveforms are transmitted to higher centers in the brain using a patented mechanism. This unique technology encourages the manufacture and secretion of brain neurochemicals using a mechanism that cannot be simulated by drugs or conventional electrotherapy devices.

Neuromodulation technology relies on a sophisticated frequency pattern that uses carefully calculated patterns of changing frequencies. The term Neuromodulation is used to describe two very different treatment approaches, one invasive, the other non-invasive.

•	Invasive Neuromodulation - refers to the surgical implant of electrodes in the brain or elsewhere in the body.

•	Non-Invasive Neuromodulation – refers to the use of electrodes outside the body with no surgery or implantation of any device within the body.

NeuroMed Devices entered into the Exclusive Distribution Agreement with BioField because of BioField’s access to Asian and other worldwide markets to commercialize these two devices once the applicable regulatory approvals have been obtained. NeuroMed Devices’s regulatory path for both devices will be to seek FDA approval.  “Over-the-Counter” approvals will also be sought so that a physician’s prescription will not be necessary for the purchase of these devices. In addition to U.S. regulatory approvals, NeuroMed Devices plans to seek a CE Mark for Europe, as well as regulatory approvals elsewhere worldwide. Currently, regulatory approvals and intellectual property protection are in progress in Hong Kong and the Peoples Republic of China via several mechanisms including the China Counsel for Promotion of International Trade, the Chinese equivalent of the FDA.

Patents on the technology for both the Oral and Genital Herpes devices, and Method of Treatment, were filed with the United States Patent and Trademark Office in November 2000.  The international filing date was November 2001. Patent application No. 6,618,625, “Method and Apparatus for the Treatment of Viral Diseases” was issued on Sept 9, 2003 (Silverstone, 2003). Publication date of the continuance was September. 2004. The European patent # 1359971 was approved on July 2006 and has been issued in FRANCE, GERMANY, ITALY, SPAIN and the UNITED KINGDOM. The AUSTRALIAN patent application, # 2001298007, was issued on May 25, 2007. The INDIAN patent application, No. 624/KOLNP/03, was issued April 2, 2008. NeuroMed Devices awaits results of patent applications elsewhere.

FORWARD-LOOKING STATEMENTS:

Except for historical information contained herein, this document may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks and uncertainties that may cause the Biofield’s actual results or outcomes to be materially different from those anticipated and discussed herein including, but not limited to, the ability to commercialize and obtain FDA and other regulatory approvals for the OraCalm™ and and ViraCalm™ devices. The filing with the FDA is an important step in the approval process in the United States. Acceptance for filing by the FDA does not mean that the the OraCalm™ and and ViraCalm™ devices have been or will be approved, nor does it represent an evaluation of the adequacy of the data submitted.  Further, Biofield operates in industries where securities may be volatile and may be influenced by regulatory and other factors beyond the Biofield’s control.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 19, 2008		BIOFIELD CORP.
	By:	: /s/ SHEPARD G. BENTLEY

Name: Shepard G. Bentley Title: CEO